Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of J & J Snack Foods Corp. (the “Company”), does hereby certify with respect to the Annual Report of the Company on Form 10-K for the year ended September 27, 2025 (the “Report”) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 26, 2025

/s/ Shawn Munsell
Shawn Munsell
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)